                                                                  EXHIBIT 3.1(e)


                                                   RESTATED
                                          ARTICLES OF INCORPORATION
                                                      OF
                                              NEORX CORPORATION

         Pursuant to RCW 23B.10.070, the following constitutes Restated Articles of Incorporation of NeoRx Corporation, a Washington corporation, and correctly sets forth without change the corresponding provisions of the Articles of Incorporation as previously stated and amended and supersede the original Articles of Incorporation and all amendments thereto.

                                                ARTICLE I NAME

         The name of this corporation is NeoRx Corporation.

                                             ARTICLE II DURATION

         This corporation shall have perpetual existence.

                                             ARTICLE III PURPOSES

         The purposes for which this corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Washington Business Corporation Act.

                                              ARTICLE IV POWERS

         The powers of this corporation shall be those powers granted by the Washington Business Corporation Act, as amended, including any additional powers granted by amendments to said Act after the formation of this corporation.

                                           ARTICLE V CAPITAL STOCK

         A. AUTHORIZED CAPITAL. The total number of shares which the corporation is authorized to issue is sixty-three million (63,000,000) shares of two cents ($.02) par value, consisting of sixty million (60,000,000) shares of Common Stock of $.02 par value and three million (3,000,000) shares of Preferred Stock of $.02 par value. The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

         B. ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof, prior to the issuances of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established, including the rate of dividend, whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, the amount payable upon shares in event of voluntary and involuntary liquidation, sinking fund provisions, if any, for the redemption or purchase of shares, the terms and conditions, if any, on which shares may be converted, and voting rights, if any.

         C. DIVIDENDS. The holders of shares of Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds of the corporation legally available therefor, at such rate, at such time or times and cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock.



         D. REDEMPTION. The Preferred Stock may be redeemable at such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

         E. LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, together with the amount of any unpaid dividends accrued thereon, to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section.

         F. CONVERSION. Shares of Preferred Stock may be convertible to Common Stock of the corporation, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

         G. VOTING RIGHTS. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders, except as may otherwise be provided in these Articles of Incorporation. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock. At each election for directors, every shareholder entitled to vote at such elections shall have the right to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes among any number of such candidates.

                                       ARTICLE VI NO PREEMPTIVE RIGHTS

         Except as may otherwise be provided by the Board of Directors, no holder of any shares of this corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this corporation of any class or kind now or hereafter authorized.

                             ARTICLE VII REGISTERED OFFICE AND REGISTERED AGENT

         A. The current registered agent of this corporation in the State of Washington is Lawco of Washington, Inc.

         B. The location and post office address of the current registered agent and the current registered office of this corporation in the State of Washington is 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099.

                                            ARTICLE VIII DIRECTORS

         A. This corporation shall have at least one (1) director, the actual number to be prescribed in the Bylaws. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The current Board of Directors consists of six (6) directors.

         B. The names and post office addresses of the current Board of Directors of this corporation are as follows:
                  Paul G. Abrams                         Jack L. Bowman
                  410 West Harrison                      410 West Harrison
                  Seattle, WA 98119                      Seattle, WA  98119
                  James G. Andress                       Lawrence H.N. Kinet
                  410 West Harrison                      410 West Harrison
                  Seattle, WA  98119                     Seattle, WA  98119
                  Fred B. Craves                         Carl-Heinz Pommer
                  410 West Harrison                      410 West Harrison
                  Seattle, WA  98119                     Seattle, WA  98119

         C. The term of the current directors shall be until the next annual meeting of the shareholders of the corporation and until their successors shall have been elected and are qualified, unless removed in accordance with the provisions of the bylaws.

         D. In evaluating an offer by another party to make a tender offer or exchange offer for securities of the Corporation, or to effect a merger or consolidation involving the Corporation, or to acquire all or substantially all the assets of the Corporation, or otherwise to acquire control of the Corporation, the Board of Directors, in considering the best interests of the Corporation, may consider the social, legal, economic or other effects of any such offer upon employees, customers, suppliers and other constituencies of the Corporation, communities in which the Corporation is located or operates, and all other relevant factors.

         E. Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, and advance notice of business to be conducted at any annual meeting of shareholders, other than business proposed by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Bylaws.

                                       ARTICLE IX CONFLICTING INTERESTS

         This corporation may enter into contracts and otherwise transact business with its directors, officers and shareholders and with corporations, associations, firms and entities in which they are or may become interested as directors, officers, shareholders, members or otherwise, as freely as though such interests did not exist, even though the vote, action or presence of such directors, officers or shareholders may be necessary to obligate this corporation upon such contracts or transactions. In the absence of fraud, no such contracts or transactions shall be void or voidable and no such directors, officers or shareholders shall be held liable to account to this corporation for any profit or benefit realized by them through such contracts or transactions despite such interests or their fiduciary relationship, if any, to this corporation. In the case of directors and officers of this corporation (but not in the case of shareholders who are not directors or officers), for the foregoing provisions to be available to such directors or officers the nature of the interest of such directors or officers (but not necessarily the details) must have been disclosed to the Board of Directors of the corporation at or prior to the meetings at which said contracts or transactions were authorized or confirmed. A general notice that directors or officers of this corporation are interested in any other corporation, association, firm or entity shall be sufficient disclosure with respect to all contracts and transactions with such corporation, association, firm or entity.

                                          ARTICLE X RESERVED RIGHTS

         This corporation reserves the right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or as permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation.

                                            ARTICLE XI REDEMPTION

         This corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares. Subject to the provisions of the Washington Business Corporation Act, purchases of its own shares, whether direct or indirect, may be made from unreserved and unrestricted earned surplus and capital surplus available therefor.

                                 ARTICLE XII LIMITATION ON DIRECTOR LIABILITY

         To the fullest extent permitted by Washington law at the time this Article becomes effective or as may thereafter be in effect, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article XII shall not adversely affect any right of a director of this corporation hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE XIII INDEMNIFICATION OF DIRECTORS

         To the fullest extent permitted by Washington law at the time this Article becomes effective or as may be thereafter in effect, this corporation is authorized to indemnify any director of this corporation. The Board of Directors shall be entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article XIII shall not adversely affect any right of a director of this corporation hereunder with respect to any right to indemnification that arises prior to such amendment or repeal.

                           ------------------------------
                         STATEMENT OF RIGHTS AND PREFERENCES
           OF THE $2.4375 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, SERIES 1
                                    ($.02 Par Value)
                           ------------------------------

         (i) DESIGNATION. The designation of such series of the Preferred Stock authorized shall be the "$2.4375 Convertible Exchangeable Preferred Stock, Series 1" (the "Exchangeable Preferred Stock"). The maximum number of shares of Exchangeable Preferred Stock shall be 1,120,000.


         (ii) DIVIDENDS. Holders of shares of Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available therefor, an annual cash dividend of $2.4375 per share, payable in semi-annual installments on December 1 and June 1 commencing June 1, 1990 (each a "dividend payment date"). Dividends on the Exchangeable Preferred Stock will be cumulative from the date of initial issuance of shares of Exchangeable Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board (each a "dividend payment record date"). If dividends are not paid in full upon the Exchangeable Preferred Stock and any other Parity Preferred Stock (as defined in paragraph (iii) below), all dividends paid and declared upon shares of Exchangeable Preferred-Stock and Parity Preferred Stock will be paid and declared pro rata so that in all cases the amount of dividends paid and declared per share on the Exchangeable Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Exchangeable Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Exchangeable Preferred Stock have been paid, dividends (other than in Common Stock of the Corporation (as defined in subparagraph (iv)(I) below), other stock ranking junior to the Exchangeable Preferred Stock and rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Exchangeable Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Exchangeable Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except for repurchases from employees and consultants at cost and except by conversion into or exchange for stock of the Corporation ranking junior to the Exchangeable Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months. Accrued but unpaid dividends shall not bear interest.

         For the purpose of determining the legality of dividends or redemptions pursuant to Section 23A.08.420(2) (b) of the Revised Code of Washington, or any successor statute, dividends on or redemptions of the Exchangeable Preferred Stock may be paid or made without reference to the amount required to satisfy the holders' Liquidation Preference.

         (iii) RANK. The shares of Exchangeable Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Exchangeable Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25.00 per share (the "Liquidation Preference" of a share of Exchangeable Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Exchangeable Preferred Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Exchangeable Preferred Stock and Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference and such dividends to which holders of shares of Exchangeable Preferred Stock are entitled, the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. For the purposes hereof, neither a consolidation or merger of the Corporation with any other corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

         For the purposes of this statement of Rights and Preferences any stock of any class or series of the Corporation shall be deemed to rank:

                  (a) prior to shares of the Exchangeable Preferred Stock, either as to dividends or upon liquidation, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Exchangeable Preferred Stock;

                  (b) on a parity with shares of the Exchangeable Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Exchange- able Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Exchangeable Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Exchangeable Preferred Stock, either as to dividends or upon liquidation as the context may require); and

                  (c) junior to shares of the Exchangeable Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Exchangeable Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series.

         (iv)     CONVERSION.

                  (I) Subject to and upon compliance with the provisions of this paragraph (iv), the holder of a share of Exchangeable Preferred Stock shall have the right, at such holder's option, at any time, to convert such share into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as the Liquidation Preference of such share surrendered for conversion is a multiple of the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in subparagraph (II) of this paragraph (iv); PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to paragraph (viii) or for exchange pursuant to paragraph
(vii) shall terminate at the close of business on the date fixed for such redemption or exchange, as the case may be, unless the Corporation shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange. A holder of a share of Exchangeable Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted such share of Exchangeable Preferred Stock.

         The term "Common Stock" shall mean the Common Stock, $.02 par value, of the Corporation as the same exists on the date of this statement of Rights and

Preferences or as such stock may be constituted from time to time, except that for the purpose of subparagraph (V) of this paragraph (iv) the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

         The term "Conversion Price" shall mean $5.50, as adjusted in accordance with the provisions of this paragraph (iv).

         The term "Liquidation Preference" shall have the meaning specified in paragraph (iii).

                  (II) In order to exercise the conversion privilege, the holder of each share of Exchangeable Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Exchangeable Preferred Stock in the Borough of Manhattan, City of New York or Seattle, Washington, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Exchangeable Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

         The holders of shares of Exchangeable Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Exchangeable Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date (the "dividend amount"). The dividend with respect to a share of Exchangeable Preferred Stock called for redemption on a redemption date between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date shall be payable on such dividend payment date to the holder of such share on such dividend payment record date notwithstanding the conversion of such share of Exchangeable Preferred Stock after such dividend payment record date and prior to such dividend payment date, and the holder converting such share of Exchangeable Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Exchangeable Preferred Stock for conversion. The holders of shares of Exchangeable Preferred Stock on a dividend payment record date who (or whose transferees) convert any of such shares on or after the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of Exchangeable Preferred Stock on such dividend payment date, and need not include payment of the dividend amount upon surrender of such shares for conversion. Except as provided above, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Exchangeable Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender by a holder of the certificates for shares of Exchangeable Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of the conversion agent to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iv), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph
(III) of this paragraph (iv).

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which shares of Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Exchangeable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Exchangeable Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

                  (III) FRACTIONAL SHARES. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Exchangeable Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of a share of Exchangeable Preferred Stock shall be paid in cash (computed to the nearest cent) based on the last reported sale price of the Common Stock (as defined in subparagraph (IV)(d) of this paragraph (iv)) on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock so surrendered.

                  (IV) ADJUSTMENT. The Conversion Price shall be adjusted from time to time as follows:

                           (a)      In case the Corporation shall (i) pay a
dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Exchangeable Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (IV)(a) shall become effective immediately, except as provided in subparagraph (IV)(g) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                           (b)      In case the Corporation shall issue rights
or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subparagraph (IV)(d) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (IV)(g) below, after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                           (c) In case the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the
Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or other distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (IV)(b) above), then, in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (as defined in subparagraph (IV)(d) below) on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share (as defined in subparagraph (IV)(d) below) of the Common Stock. Such adjustment shall become effective immediately, except as provided in subparagraph (IV)(g) below, after the record date for the determination of shareholders entitled to receive such distribution.


                           (d)      DEFINITION OF CURRENT MARKET PRICE.  For the
purpose of any computation under subparagraphs (IV)(b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation. The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the National Market System of the National Association of

Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is quoted on the National Market System of the National Association of securities Dealers, Inc. Automated Quotation system or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (ii) if not quoted as described in clause (i), days on which quotations are reported by the National Quotation Bureau Incorporated, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.


                           (e)      No adjustment in the Conversion Price shall
be required unless such adjustment would require a change of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (IV)(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; [and provided, further, that adjustment shall be required and made in accordance with the provisions of this paragraph (iv). All calculations under this paragraph (iv) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this subparagraph (IV) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subparagraph (IV), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Corporation to its stockholders shall not be taxable.

                           (f)  NOTICE OF ADJUSTMENT.  Whenever the Conversion
Price is adjusted, as herein provided, the Corporation shall promptly file with the conversion agent an officers' certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Exchangeable Preferred Stock at his last address as shown on the stock books of the Corporation.

                           (g)      In any case in which this subparagraph (IV)
provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(i) issuing to the holder of any share of Exchangeable Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to subparagraph (III) of this paragraph (iv).

                  (V)      If:

                           (a)      the Corporation shall declare a dividend (or
any other distribution) on the Common Stock (other than in cash out of retained earnings); or

                           (b)      the Corporation shall authorize the granting
to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                           (c)      there shall be any reclassification of the
Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation or any Change in Control (as defined in paragraph (ix) below); or

                           (d)      there shall be a voluntary or an involuntary
dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Exchangeable Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
(ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, Change in Control, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, Change in Control, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subparagraph (VIII) of this paragraph (iv) or in subparagraph (V)(a), (V)(b), (V)(c) or (V)(d) of this paragraph (iv).

                  (VI) RESERVATION OF COMMON STOCK. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Exchangeable Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Exchangeable Preferred Stock not theretofore converted. For purposes of this subparagraph (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Exchangeable Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Exchangeable Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Exchangeable Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Exchangeable Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (VII) TAXES. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Exchangeable Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Exchangeable Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (VIII) MERGERS OR OTHER COMBINATIONS. In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation, the holder of each share of Exchangeable Preferred Stock then outstanding shall have the right thereafter to convert such share of Exchangeable Preferred Stock into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of such share of Exchangeable Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph VIII the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The above provisions of this subparagraph VIII shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or transfers.

         (v) STATUS. Upon any conversion, exchange or redemption of shares of Exchangeable Preferred Stock, the shares of Exchangeable Preferred Stock so converted, exchanged or redeemed shall have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock which the Corporation shall have authority to issue shall not be decreased by the conversion, exchange or redemption of shares of Exchangeable Preferred Stock.

         (vi) VOTING RIGHTS. The holders of shares of Exchangeable Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Washington, and except as follows:

                  (I) If and whenever at any time or times dividends payable on the Exchangeable Preferred Stock or Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for three semi-annual periods, then the holders of such Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable shall have the exclusive right, voting as a single class without regard to series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right. The remaining directors shall be elected in accordance with the provisions of the Corporation's Restated Articles of Incorporation and Bylaws by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right of the Exchangeable Preferred Stock shall continue until such time as all cumulative dividends accumulated on the Exchangeable Preferred Stock and Parity Preferred Stock having cumulative dividends shall have been paid in full at which time such voting right of the holders of the Exchangeable Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

         Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

         At any time when such voting right shall have vested in the holders of the Exchangeable Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United
States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Exchangeable Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph (I). Any holder of the Exchangeable Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

         At any meeting held for the purpose of electing directors at which the holders of the Exchangeable Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable shall be required and be sufficient to constitute a quorum of such preferred stock for the election of directors by such preferred stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable shall not prevent the election of directors other than those to be elected by the holders of such preferred stock, and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable, and (B) in the absence of a quorum of the holders of Exchangeable Preferred Stock and Parity Preferred Stock having similar voting rights then exercisable, a majority of the holders present in person or by proxy of such preferred stock shall have the power to adjourn the meeting, or appropriate portion thereof, for the election of directors which the holders of such preferred stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         The directors elected pursuant to this subparagraph (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; PROVIDED, HOWEVER, that when the right of the holders of the Exchangeable Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Exchangeable Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in accordance with the Restated Articles of Incorporation and Bylaws of the Corporations irrespective of any increase made pursuant to this subparagraph (I).

         So long as any shares of Exchangeable Preferred Stock are outstanding, the Restated Articles of Incorporation and Bylaws of the Corporation shall contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise by the holders of shares of Exchangeable Preferred Stock of the right to elect Directors under the circumstances provided in this subparagraph (I) will not contravene any provisions of the Corporation's Restated Articles of Incorporation or Bylaws.

                  (II) So long as any shares of the Exchangeable Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Exchangeable Preferred Stock then outstanding, (A) create any class or classes or series of stock ranking prior to, or on a parity with, the Exchangeable Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes or series of stock ranking prior to, or on a parity with, the Exchangeable Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Restated

Articles of Incorporation (including this Statement of Rights and Preferences) so as to affect adversely the preferences, special rights or powers of the Exchangeable Preferred Stock, (C) authorize any reclassification of the Exchangeable Preferred Stock or (D) incur or suffer to exist any Debt that, by its terms or the terms of the instrument creating or evidencing it, is pari passu with or subordinate in right of payment to the 9-3/4% Convertible Subordinated Debentures due 2014 issued by the Company in May 1989 or the Debentures described in paragraph (vii) herein. "Debt" shall mean (i) all indebtedness and other obligations for the payment of money of the Corporation, whenever created, incurred, or assumed, which is (a) for borrowed money, evidenced by a note or similar instrument, or (b) for the payment of money relating to (x) any obligations of the Corporation as lessee under leases of any type of property required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Corporation is a party or (y) any other agreement to lease, or lease of, any real or personal property or mixture thereof, or (c) evidenced by a note or similar instrument given by the Corporation in connection with the acquisition by the Corporation or any subsidiary of any businesses, properties or assets of any kind other than trade accounts payable or accrued liabilities arising in the ordinary course of business, or (d) arising from letters of credit, bankers' acceptances, currency agreements or interest rate swaps, or (e) relating to performance, completion or similar bonds of the Corporation; (ii) any liability of others described in the preceding clause which the Corporation has guaranteed or which is otherwise its legal liability; and (iii) any modification, amendment, renewal, extension or refunding of any such indebtedness or obligation.

         (vii) EXCHANGE. The Exchangeable Preferred Stock is exchangeable in whole at the option of the Corporation on any dividend payment date beginning June 1, 1992, for the Corporation's 9-3/4% Convertible Subordinated Debentures due 2014 (the "Debentures") as described in the Corporation's Registration Statement on Form S-4, as amended (Registration No. 33-33152), as filed with the Securities and Exchange Commission. Holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive $25.00 principal amount of Debentures in exchange for each share of Exchangeable Preferred Stock held by them at the time of exchange; PROVIDED that the Debentures will be issuable in denominations of $25.00 and integral multiples thereof. The Corporation will mail to each record holder of the Exchangeable Preferred Stock written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date of exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange and the place where certificates for shares of Exchangeable Preferred Stock are to be surrendered for Debentures and shall state that dividends on Exchangeable Preferred Stock will cease to accrue on such date of exchange. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an Indenture substantially in the form filed as an Exhibit to such Registration Statement with such changes as may be required by law, stock exchange rule or usage. The Corporation will cause the Debentures to be authenticated on the Exchange Date; at such time the rights of the holders of Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive accumulated and unpaid dividends to the Exchange Date) and such shares of Exchangeable Preferred Stock shall no longer be deemed outstanding and shall represent only the right to receive the Debentures and such accumulated and unpaid dividends. Notwithstanding the foregoing, if notice of exchange has been given pursuant to this paragraph (vii) and any holder of shares of Exchangeable Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to paragraph (iv) of the conversion of any or all of the shares held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such exchange shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph (iv). The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of Exchangeable Preferred Stock being exchanged therefor. If the Corporation has not paid full cumulative dividends on the Exchangeable Preferred Stock to the Exchange Date (or set aside a sum therefor) the Corporation may not exercise its option to exchange the Debentures for the Exchangeable Preferred Stock.

         (viii) REDEMPTION BY THE CORPORATION. The shares of the Exchangeable Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time, in part, upon not less than 30 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at the following redemption prices per share during the 12-month period beginning June 1:

YEAR     REDEMPTION PRICE       YEAR                    REDEMPTION PRICE
----     ----------------       ----                    ----------------
1989     27.43750               1995                    25.97500
1990     27.19375               1996                    25.73125
1991     26.95000               1997                    25.48750
1992     26.70625               1998                    25.24375
1993     26.46250               1999 and thereafter     25.00000
1994     26.21875

together in each case with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption; PROVIDED that no such redemption shall be effected on or before June 1, 1992 unless (i) the last reported sale price of the Common Stock, as determined in subparagraph (iv)(IV)(d) herein, equals or exceeds 150% of the conversion price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days prior to the date on which the notice of redemption is first mailed or (ii) the redemption is effected in connection with certain circumstances involving a Change in Control (as defined below). If the Exchangeable Preferred Stock is redeemed in connection with certain circumstances involving a Change in Control prior to June 1, 1992 then, in addition to the amounts payable as set forth above, the holders of redeemed shares of Exchangeable Preferred Stock shall also receive as an additional premium an amount equal to the dividends they would have received on the shares of Exchangeable Preferred Stock redeemed from, and including, the date of redemption to June 1, 1992. For the purposes of this paragraph (viii), a "Change in Control" of the Corporation shall have the same meaning as applicable to the holder's optional repurchase right set forth in paragraph (ix)(ii)(f) hereof, except that the proviso shall not apply.

         If full cumulative dividends on the Exchangeable Preferred Stock have not been paid, the Exchangeable Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Exchangeable Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Exchangeable Preferred Stock. If less than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

         If a notice of  redemption  has been given  pursuant to this  paragraph
(viii) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of Exchangeable Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding. Notwithstanding the foregoing, if notice of redemption has been given pursuant to this paragraph (viii) and any holder of shares of Exchangeable Preferred Stock shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to paragraph (iv) of the conversion of any or all of the shares held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph (iv). Subject to applicable escheat laws, any moneys necessary for redemption set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption but not surrendered shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. Any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption of shares converted into Common Stock on or prior to the date fixed for such redemption shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph (iv)) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

         (ix) REPURCHASE BY THE HOLDER. In the event that, prior to June 1, 1994, there shall occur a Change in Control (as hereinafter defined) of the Corporation, then each holder of a share of Exchangeable Preferred Stock ("Holder") shall have the right, at such Holder's option, to require the Corporation to repurchase, and upon the exercise of such right the Corporation shall repurchase, all or any part of such Holder's shares of Exchangeable Preferred Stock that is an integral multiple of $25.00, on a date that is forty-five days after the date of the notice of the Corporation provided pursuant to subparagraph (I) hereof at a repurchase price equal to the aggregate Liquidation Preference of the shares to be repurchased, plus dividends accumulated and unpaid to the repurchase date. At the option of the Corporation, the repurchase price may be paid in cash or by delivery of shares of Common Stock having a fair market value equal to the repurchase price, PROVIDED that payment may not be made in Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. ("NASDAQ") or another comparable quotation system. For purposes of this paragraph (ix), the fair market value of shares of Common Stock shall be equal to 95% of the average of the last sale prices, as computed under paragraph (iv) (IV) (d), of such Common Stock for each of the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the repurchase date.

                  (I) (a) Unless the Corporation shall have theretofore called for redemption all the outstanding shares of Exchangeable Preferred Stock pursuant to paragraph (viii) on or before the thirtieth day after the occurrence of a Change in Control, the Corporation or, at the request of the Corporation, the paying, or transfer agent, if any, shall mail a notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof at least thirty and not more than sixty days prior to the date fixed for repurchase to the Holders of shares of Exchangeable Preferred Stock so to be repurchased at their last addresses as the same appear on the registry books of the Company. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Corporation shall also deliver a copy of such notice of a repurchase right to the paying, or transfer agent, if any, and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

         Each notice of a repurchase right shall state:

         (l)      the repurchase date,

         (2)      the date by which the repurchase right must be exercised,

         (3)      the repurchase price,

         (4) a description of the procedure which a Holder of Exchangeable Preferred Stock must follow to exercise a repurchase right, and

         (5) the Conversion Price then in effect, the date on which the right to convert the shares of Exchangeable Preferred Stock to be repurchased will terminate and the place or places where such shares of Exchangeable Preferred Stock may be surrendered for conversion.

         In addition, at least two Trading Days preceding the repurchase date, the Corporation shall cause to be published, in a newspaper of general circulation in the Borough of Manhattan, The City of New York, a notice specifying whether the repurchase price will be payable in cash or in shares of Common Stock.

         No failure of the Corporation to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of the shares of Exchangeable Preferred Stock.

                           (b)      To exercise a repurchase right, a Holder
shall deliver to the Corporation or the paying or transfer agent, if any, as the case may be, on or before the thirtieth day after the date of the notice by the Corporation of a repurchase right (i) written notice of such Holder's exercise of such right, which notice shall set forth the name of the Holder, the aggregate Liquidation Preference of the shares to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the repurchase price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the shares of Exchangeable Preferred Stock with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Corporation. Such written notice shall be irrevocable, except that the right of the Holder to convert the shares of Exchangeable Preferred Stock with respect to which the repurchase right is being exercised shall continue until the close of business on the repurchase date. If the repurchase date falls during the period from the close of business on any dividend payment record date preceding any dividend payment date to the opening of business on such dividend payment date, the shares of Exchangeable Preferred Stock to be repurchased must be accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the dividend payable on such dividend payment date on the number of shares being repurchased and, notwithstanding such repurchase, such dividend payment will be made by the Company to the holder of such share on such dividend payment record date. Promptly thereafter, the paying, or transfer agent, if any, shall deliver to the Corporation written notice of the aggregate Liquidation Preference of the shares to be repurchased, the name of each Holder who exercised the repurchase right and the aggregate Liquidation Preference to be repurchased with respect to each such Holder.

                           (c)     Upon receipt of the notice from the paying or
transfer agent, if any, or upon notice from each Holder, as the case may be, and as described in subparagraph (I), the Corporation shall pay or cause to be paid the repurchase price in cash or shares of Common Stock, as provided above, to the Holders on the repurchase date, together with accumulated and unpaid dividends to the repurchase date payable with respect to the shares of Exchangeable Preferred Stock as to which the repurchase right has been exercised.

                           (d)      Any issuance of shares of Common Stock in
respect of the repurchase price shall be deemed to have been effected immediately prior to the close of business on the repurchase date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the repurchase date the holder or holders of record of the shares represented thereby, PROVIDED that any surrender for repurchase on a date when the stock transfer books of the Corporation shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon conversion of any share of Exchangeable Preferred Stock.

                           (e)     No fractions of shares or script representing
fractions of shares shall be issued upon repurchase of shares of Exchangeable Preferred Stock. If more than one share shall be repurchased from the same Holder and the repurchase price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate Liquidation Preference of the shares so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any share or shares, the Corporation shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the last sale price of the Common Stock on the last Trading Day prior to the repurchase date.

                           (f      Any issuance and delivery of certificates for
shares of Common Stock on repurchase of shares of Exchangeable Preferred Stock shall be made without charge to the holder of shares being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby, PROVIDED that the Corporation shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of certificates for shares of Common Stock in a name other than that of the holder of the shares of Exchangeable Preferred Stock being repurchased, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or duty or has established, to the satisfaction of the Corporation, that such tax or duty has been paid.

                           (g)   If any shares of Common Stock to be issued upon
repurchase of shares of Exchangeable Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon repurchase, the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, PROVIDED that nothing in this subpart shall be deemed to affect in any way the obligations of the Corporation to repurchase Exchangeable Preferred Stock as provided in this paragraph (ix).

                           (h)      The Corporation covenants that any shares of
Common Stock which may be issued upon repurchase of Exchangeable Preferred Stock will be issued from its authorized but unissued shares and upon issue will be duly and validly issued and fully paid and non-assessable by the Corporation and free of preemptive rights and that the shares of Common Stock which may be issued upon repurchase of shares of Exchangeable Preferred Stock will be listed on any national securities exchange on which the outstanding Common Stock is listed at the time of such issuance.

                           (i)      If any share of Exchangeable Preferred Stock
surrendered for repurchase shall not be so paid on the repurchase date, the Liquidation Preference of such share shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at 9-3/4% per annum and such share of Exchangeable Preferred Stock shall remain convertible into Common Stock until the principal of such share of Exchangeable Preferred Stock shall have been paid or duly provided for.

                  (II)     For purposes of paragraph (ix):

                           (a)    The term "Person" shall mean a corporation, an
association, a partnership, an organization, an individual, a government or a political subdivision thereof or a governmental agency.

                           (b)      The term "Subsidiary" shall mean a corpora-
tion more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                           (c)      The term "Affiliate" of any specified Person
shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           (d)     the term "Associate" of any Person, means (1)
any corporation or organization (other than the Corporation or a Subsidiary of the Corporation or any Person controlled directly or indirectly (as defined in the definition of Affiliate above) by the Corporation or a Subsidiary of the Corporation) of which such Person is an officer or general partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its parents or Subsidiaries;

                           (e)      the term "beneficial owner" shall be deter-
mined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of effectiveness of this Statement of Rights and Preferences; and

                           (f)      a "Change in Control" of the Corporation
shall be deemed to have occurred at such time as any Person is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Corporation entitling such Person to exercise seventy-five percent or more of the total voting power of all shares of capital stock of the Corporation entitled to vote in elections of directors; PROVIDED that a Change in Control shall not be deemed to have occurred if either (i) the last sale price of the Common Stock on any five Trading Days during the 10 Trading Day period immediately preceding the date of the Change in Control shall equal or exceed 105% of the conversion price in effect on such Trading Day or (ii) all of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions constituting the Change in Control consists of shares of common stock traded on a national securities exchange or through NASDAQ or another comparable quotation system.

         (x) CONSENT. Subject to the provisions set forth in paragraph (vi), no consent of the holders of the Exchangeable Preferred Stock shall be required for
(a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior to, or on a parity with, the Exchangeable Preferred Stock either as to dividends or upon liquidation, (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof or (d) the creation, or any increase or decrease in the amount, of authorized preferred stock issuable by the Board of Directors in series.

         (xi) NUMBER OF SHARES OF EXCHANGEABLE PREFERRED STOCK. Subject to the provisions of paragraph (vi) hereof, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Exchangeable Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Restated Articles of Incorporation.

                       ------------------------------

                   DESIGNATION OF RIGHTS AND PREFERENCES OF
                     SERIES 2 CONVERTIBLE PREFERRED STOCK
                       ------------------------------

         A series of Preferred Stock is hereby designated as Series 2 Convertible Preferred Stock which series shall consist of 50,000 shares, par value $.02 per share (the "Series 2 Shares"), and which shall have the rights, preferences, privileges and limitations as set forth below:

         (1) DIVIDENDS. The holders of the Series 2 Shares shall be entitled to a dividend of eight percent (8%) per annum of the Stated Value (as defined below), on a cumulative basis with quarterly compounding (prorated for any portion of the applicable period during which the Series 2 Shares are outstanding). Dividends shall accrue from the date of issuance of the Series 2 Shares and shall be paid on each Series 2 Share at the time that such Series 2 Share is converted or redeemed. Dividends (including dividends payable to holders of Series 2 Shares as of the date such holder elects to convert the Series 2 Shares into Common Stock as provided in Section 2 below) may be paid at the Company's option in cash or Common Stock valued based on the Average Market Price (as defined below) of the Common Stock for the period of five (5) consecutive trading days ending on the trading day before the dividend payment dates or the date of conversion or redemption, as the case may be; PROVIDED, HOWEVER, that in no event shall accrued dividends be paid in shares of Common Stock if, after giving effect to such distribution, the number of shares of Common Stock beneficially owned by such holder and all other holders whose holdings would be aggregated with such holder for purposes of calculating beneficial ownership in accordance with Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder ("Sections 13(d) and 16"), including, without limitation, any person serving as an adviser to any holder (collectively, the "Related Persons"), would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16); cash shall be paid in lieu of any shares which cannot be issued pursuant to this proviso. The Company shall not issue any fraction of a share of Common Stock in payment of a dividend, but shall pay cash therefor. The Company shall, so long as any of the Series 2 Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to pay dividends hereunder. Every reference herein to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company, $.02 par value, as such stock exists immediately after the issuance of the Series 2 Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

         "Average Market Price" of any security for any period shall be computed as the arithmetic average of the closing bid prices for such security for each trading day in such period on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq-NMS"), or, if the Nasdaq-NMS is not the principal trading market for such security, on the principal trading market for such security, or, if market value cannot be calculated for such period on any of the foregoing bases, the Average Market Price shall be the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period or between the end of such period and the date of conversion or dividend payment, as applicable).

         (2) CONVERSION OF SERIES 2 SHARES. The holders of the Series 2 Shares shall have the right, at their option, to convert the Series 2 Shares into shares of Common Stock on the following terms and conditions:

                  (a)(i) Each Series 2 share shall be convertible at any time after the date of issuance (or, if such Series 2 Share is called for redemption, at any time up to and including, but not after, the close of business on the fifth full business day prior to the date filed for such redemption, unless default shall be made by the Company in providing the funds for the payment of the redemption price), into fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock at the conversion price (the "Conversion Price") in effect at the time of conversion determined as hereinafter provided; PROVIDED, HOWEVER, that in no event shall any holder be entitled to convert Series 2 Shares if, after giving effect to such conversion, the number of shares of Common Stock beneficially owned by such holder and all Related Persons would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16). Each Series 2 Share shall have a value of One Hundred Dollars ($100) (the "Stated Value") for the purpose of such conversion.

                  (ii) Commencing on the later of (A) 180 days after the date of original issue of Series 2 Shares or (B) 90 days after the effective date of the Registration Statement (the "Registration Statement") filed by the Company pursuant to the Registration Rights Agreement between the Company and the original purchasers of the Series 2 Shares, the Company may at any time cause the automatic conversion of all outstanding Series 2 Shares pursuant to written notice to the holders given not less than 30 days and not more than 60 days prior to the date fixed in the notice. Any and all Series 2 Shares which have not been previously converted by the holders shall be automatically converted into shares of Common Stock as provided in Section (2)(a)(i) at the close of business on the date fixed in such notice, at the Conversion Price which is eighty-three percent (83%) (the "Conversion Percentage") of the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of automatic conversion; provided, however, that in no event shall the Conversion Price be an amount more than one hundred ten percent (110%) of the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of original issue of Series 2 Shares. The Conversion Price Floor described in Section (2)(b) shall not be applicable to an automatic conversion pursuant to this Section(2)(a)(ii).

                  (b) The Conversion Price shall be eighty-three percent (83%) of the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date the Conversion Notice (as defined below) is received by the Company, subject to adjustment as provided herein; PROVIDED, HOWEVER, in no event shall the Conversion Price be an amount less than $4.41 per share of Common Stock (the "Conversion Price Floor") or more than one hundred ten percent (110%) of the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the issuance of the Series 2 Shares.

                  (c) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Series 2 Share shall thereafter be convertible into the number of shares of stock or securities (the "Resulting Securities") or property of the Company, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock delivered upon conversion of such Series 2 Share would have been entitled upon such Major Transaction, had the holder of such Series 2 Share exercised its right of conversion and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; PROVIDED, HOWEVER, that during the period commencing on the date of original issue of Series 2 Shares and ending on the later of (A) 180 days after the date of original issue of Series 2 Shares or (B) 90 days after the effective date of the Registration Statement, the Company shall not consummate a Major Transaction without the approval of the holders of a majority of the outstanding Series 2 Shares, unless (A) the Resulting Securities (or the securities into which the Resulting Securities are immediately convertible without the payment of additional consideration) are, at the date of the giving of the notice referred to in clause (B) below, listed or included for quotation on NASDAQ-NMS, the New York Stock Exchange or the American Stock Exchange (and are, at the date of the giving of such notice, reasonably expected to continue to be so listed or included for quotation for at least the six (6) month period subsequent to the closing of the Major Transaction); and (B) the Company gives such holder notice of such Major Transaction at least thirty (30) trading days prior to the closing thereof (excluding any trading days that sales cannot be made pursuant to the Registration Statement for any reason); PROVIDED, FURTHER, that in any event the Company shall give the holders of the Series 2 Shares written notice of any Major Transaction not less than 30 days prior to its consummation.

                  (d) The Company shall not issue any fraction of a share of Common Stock upon any conversion, but shall pay cash therefor at the Conversion Price then in effect multiplied by such fraction.

                  (e) On presentation and surrender to the Company (or at any office or agency maintained for the transfer of the Series 2 Shares) of the certificates of Series 2 Shares so to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank (a "Conversion Notice"), with signatures guaranteed, the holder of such Series 2 Shares shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for fully paid and nonassessable shares, which certificates shall be delivered by the second trading day after the date of delivery of the Conversion Notice, and cash for fractional shares, of Common Stock on the foregoing basis. The Series 2 Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

                  (f) The Company shall, so long as any of the Series 2 Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2 Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series 2 Shares then outstanding.

                  (g) The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series 2 Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series 2 Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

         (3) VOTING RIGHTS. Holders of Series 2 Shares shall have no voting rights, except as required by law.

         (4) REDEMPTION. The Company may, at any time subsequent to ninety (90) days after the issuance of the Series 2 Shares, redeem the whole or any part of the Series 2 Shares then outstanding at a redemption price of One Hundred Twenty Dollars and Fifty Cents ($120.50) per Series 2 Share, plus in each case a sum equal to all accrued and unpaid dividends thereon through the date fixed for redemption, in accordance with the following redemption procedures:

                  (a) In case of redemption of only part of the Series 2 Shares at any time outstanding, the Company shall designate the amount of Series 2 Shares so to be redeemed and shall redeem such Series 2 Shares on a PRO RATA basis. Subject to the limitations and provisions herein contained, the Board of Directors shall have the power and authority to prescribe the terms and conditions upon which the Series 2 Shares shall be redeemed from time to time.

                  (b) Notice of every redemption shall be given by mail to every holder of record of any Series 2 Shares then to be redeemed, at least thirty
(30), but no more than ninety (90), days prior to the date fixed as the date for the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Company. The notice shall state that the Series 2 Shares shall be redeemed by the Company at the redemption price specified above, upon the surrender for cancellation, at the time and place designated in such notice, of the certificates representing the Series 2 Shares to be redeemed, properly endorsed in blank for transfer, or accompanied by proper instruments of assignment and transfer in blank, with signatures guaranteed, and bearing all necessary transfer tax stamps thereto affixed and cancelled. On and after the date specified in the notice described above, each holder of Series 2 Shares called for redemption shall be entitled to receive therefor the specified redemption price upon presentation and surrender at the place designated in such notice of the certificates for Series 2 Shares called for redemption, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, with signatures guaranteed, and bearing all necessary transfer tax stamps thereto affixed and cancelled.

                  (c) If the Company shall give notice of redemption as aforesaid (and unless the Company shall fail to pay the redemption price of the Series 2 Shares presented for redemption in accordance with such notice), all Series 2 Shares called for redemption shall be deemed to have been redeemed on the date specified in such notice, whether or not the certificates for such Series 2 Shares shall be surrendered for redemption, and such Series 2 Shares so called for redemption shall from and after such date cease to represent any interest whatsoever in the Company or its property, and the holders thereof shall have no rights other than the right to receive such redemption price without any interest thereof from and after such date.

         (5) LIQUIDATION, DISSOLUTION, WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series 2 Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders (the "Series 2 Funds"), before any amount shall be paid to the holders of the Common Stock, an amount equal to the Stated Value per Series 2 Share plus any accrued and unpaid dividends, provided that, if the Series 2 Funds are insufficient to pay the full amount due to the holders of Series 2 Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series 2 Shares as to payments of Series 2 Funds (the "Pari Passu Shares"), then each holder of Series 2 Shares and Pari Passu Shares shall receive a percentage of the Series 2 Funds equal to the full amount of Series 2 Funds payable to such holder as a percentage of the full amount of Series 2 Funds payable to all holders of Series 2 Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series 2 Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

         (6) SERIES 2 RANK. All shares of Common Stock shall be of junior rank to all Series 2 Shares in respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution or winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series 2 Shares. The Series 2 Shares shall rank junior to the Company's Convertible Exchangeable Preferred Stock, Series 1 in respect of dividends and distributions and payments upon the liquidation, dissolution or winding up of the Company. The Company may authorize and issue additional or other preferred stock which is of equal rank with the Series 2 Shares in respect of the preferences as to dividends and distributions and payments upon the liquidation, dissolution or winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Series 2 Shares shall maintain their relative powers, designations and preferences provided for herein.

         (7) VOTE TO CHANGE THE TERMS OF SERIES 2 SHARES. The affirmative vote at a meeting duly called for such purpose of the written consent without a meeting of the holders of the not less than two-thirds (2/3) of the then outstanding Series 2 Shares shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series 2 Shares.

         (8) AMENDMENTS UPON CONVERSION OR REDEMPTION OF OUTSTANDING SERIES 2 SHARES. When, as a result of the conversion or redemption of the Series 2
Shares, no Series 2 Shares remain outstanding, the Board of Directors may, at its discretion and without a vote of the shareholders of the Company, withdraw this Designation in its entirety by providing for the filing of the applicable amendment or restatement of the Company's Restated Articles of Incorporation, and the Series 2 Shares designated hereby shall thereby return to the status of authorized but unissued and undesignated shares of Preferred Stock of the Company.

                       ------------------------------

                    DESIGNATION OF RIGHTS AND PREFERENCES
              OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                       ------------------------------

         SECTION 1. DESIGNATION OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK AND AMOUNT.

         The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 600,000, par value $.02 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of April 10, 1996 between the Corporation and First Interstate Bank of Washington, N.A., as Rights Agent (the "Rights Agreement"), and provided, further, that if more than a total of 600,000 shares of Series A Preferred Stock shall be issuable upon the exercise of the Rights, the Board of Directors, pursuant to Section 23B.06.020 of the Washington Business Corporation Act, shall direct by resolution that Articles of Amendment be properly executed and filed, in accordance with the provisions thereof, providing for an increase in the authorized shares of Series A Preferred Stock to the largest number of whole shares issuable upon exercise of the Rights.

         SECTION 2.        DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.02 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3.        VOTING RIGHTS.

         The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4.        CERTAIN RESTRICTIONS.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i)declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii)declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
                           up) to the Series A Preferred Stock; or

                           (iv)redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5.        REACQUIRED SHARES.

         Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         SECTION 6.        LIQUIDATION, DISSOLUTION OR WINDING UP.

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7.        CONSOLIDATION, MERGER, ETC.

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8.        NO REDEMPTION.

         The shares of Series A Preferred Stock shall not be redeemable.

         SECTION 9.        RANK.

         The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock.

         SECTION 10.  AMENDMENT.

         The Certificate of Incorporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         These  Restated   Articles  of  Incorporation  are  executed  by  NeoRx
Corporation by its duly authorized officer.

Dated:  April ____, 1996

                                                     NEORX CORPORATION



                                                     By_________________________
                                                           Jeffrey J. Miller
                              Senior Vice President

                             CERTIFICATE REGARDING
                        RESTATED ARTICLES OF INCORPORATION

                               NEORX CORPORATION


         Pursuant to RCW 23B.10.070, the undersigned hereby certifies that the foregoing Restated Articles of Incorporation of NeoRx Corporation do not include an amendment to the Articles of Incorporation as heretofore amended.

Dated:  April ____, 1996

                                                     NEORX CORPORATION



                                                     By_________________________
                                                           Jeffrey J. Miller
                              Senior Vice President